UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 22, 2005

Date of Report (Date of earliest event reported)

FNB FINANCIAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number : 0-13086

North Carolina	56-1382275
(State of incorporation)	(I.R.S. Employer Identification No.)

1501 Highwoods Boulevard, Suite 400 Greensboro, North Carolina	27410
(Address of principal executive offices)	(Zip Code)

(336) 369-0900
(Registrant’s telephone number, including area code)

This Form 8-K has 3 pages.

ITEM 8.01   Other Events

        The Board of Directors of FNB Financial Services Corporation (Nasdaq/NMS: FNBF)(“FNB”) has approved a regular cash dividend of $0.14 per share for the first quarter of 2005. The dividend is payable March 31, 2005 to shareholders of record on March 11, 2005.

        FNB Financial Services Corporation is a financial holding company with one subsidiary, FNB Southeast, a North Carolina chartered commercial bank. FNB Southeast currently operates 17 banking offices located in North Carolina and Virginia, along with additional mortgage origination offices through its mortgage subsidiary, FNB Southeast Mortgage Corporation. A separate investment subsidiary of the bank operates as FNB Southeast Investment Services, Inc.

ITEM 9.01(c):   Exhibit

Exhibit 99.1: Press Release

S  I  G  N  A  T  U  R  E

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB FINANCIAL SERVICES CORPORATION (Registrant) By: /s/ MICHAEL W. SHELTON Michael W. Shelton Senior Vice President and Chief Financial Officer

Date:      February 23, 2005